SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

January 9, 2003
Date of Report
(Date of earliest event reported)

T REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-49782	52-2140299
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 650
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Congress Center Building – Chicago, Illinois

On January 9, 2003, T REIT, Inc. (the “Company”) acquired an approximately 17% membership interest in NNN Congress Center, LLC, a Delaware limited liability company and an affiliate of the Company, upon the payment of $5,000,000 in cash. NNN Congress Center, LLC was formed to acquire an ownership interest in Congress Center (the “Property”), a 16-story, Class A office building of approximately 525,000 square feet located in Chicago, Illinois.

NNN Congress Center, LLC simultaneously purchased a 60% undivided tenant in common interest in the Property. The seller was Congress Center, L.L.C., an unaffiliated third party. The remaining undivided tenant in common interest was purchased by GREIT – Congress Center, LLC and WREIT – Congress Center, LLC, both of which are affiliates of the Company. NNN Congress Center, LLC, GREIT – Congress Center, LLC, and WREIT – Congress Center, LLC are collectively, the “Tenants in Common.” The total purchase price of the Property was approximately $136,108,000. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of the Company, of $2,000,000, approximately 1.50% of the purchase price.

The purchase of the Property was financed by Fleet National Bank which provided an $80,950,000, 36-month senior mortgage bridge loan (“Bridge Loan”) bearing interest at a stated rate equal to the 30-day London Interbank Offered Rate (“LIBOR”) plus 1.75% per annum (3.11% at date of acquisition), declining to LIBOR plus 1.50% per annum upon certain conditions. The Bridge Loan (i) requires interest-only payments until the Property is 95% leased, and then amortizes on a 30-year schedule; and (ii) can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. Under certain circumstances, the principal amount of the Bridge Loan may be increased by up to $9,000,000 under “earn out” and tenant improvement provisions related to leasing activity. Such proceeds, when and if available, will be used for the payment of tenant improvements, property reserves or to reduce other indebtedness of the Property. The purchase was additionally funded with financing provided by Fleet Real Estate, Inc., an affiliate of Fleet National Bank, under a $15,000,000, 36-month mezzanine loan (“Mezzanine Loan”). The Mezannine Loan accrues interest at the 30-day LIBOR plus 6.75% per annum (8.11% at date of acquisition) (the “Accrual Rate”). During the first year, interest on the Mezzanine Loan will be payable at an amount which may be less than or equal to the Accrual Rate and as a result, interest on this loan which may be deferred and accrued during this period will be added to the Mezannine Loan’s principal balance, as applicable. Specifically, interest on the Mezzanine Loan will be payable at the greater of (i) the 30-day LIBOR plus 2.00% per annum or (ii) the excess of Property cash flow remaining after payment of all approved operating expenses, reserves and debt service related to the Bridge Loan, but not to exceed unpaid interest accrued based on the Accrual Rate. The Mezzanine Loan (i) features interest-only payments until extended, then amortizes on a 30-year schedule; and (ii) can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. The Bridge Loan and Mezzanine Loan agreements contain cross-default provisions. The Company has entered into an interest rate hedge agreement covering the principal amount of the Bridge Loan and Mezzanine Loan to limit its exposure to fluctuations in LIBOR.

NNN Congress Center, LLC’s proportionate share of the purchase price was approximately $81,664,800 consisting of approximately $24,094,800 in cash and $57,570,000 in debt, plus $4,588,920 for its proportionate share of closing costs, loan fees and reserves. NNN Congress Center, LLC is jointly and severally liable with the other Tenants in Common for the total debt of $95,950,000 and any subsequent increases in the total debt.

The Property is located at 525 West Van Buren in the West Loop submarket of Chicago’s Central Business District. The Property’s location is within the West Loop’s Clinton Street Corridor, an area that has seen significant construction of office buildings leased to internationally recognized tenants. The location offers easy access to U.S. Interstates 290 and 94, the area’s rapid transit network, commuter rail stations and parking garages. The West Loop submarket is the second largest of Chicago’s five office submarkets, consisting of over 25 million square feet, the majority of which was developed since 1980. The West Loop submarket is generally considered a preferred location for corporate tenancy and institutional investment and commands the highest average rents in Chicago. The Clinton

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Street Corridor, the Property’s immediate neighborhood, has experienced significant retail and residential development and now is a mix of residential, office and retail properties, including Fortune 100 office tenants, restaurants, art galleries and more than 6,000 condominium and town home residences.

Opened for occupancy in 2001, the Property is an approximately 525,000 square foot 16-story Class A office building. There are approximately 524,784 net rentable square feet including 19,421 square feet of mezzanine-level storage space and 1,821 square feet of retail space. There are 40 indoor parking spaces. The Property features column-free floor plates of approximately 33,000 square feet, and state-of-the-art safety, security, electrical, telecommunications and HVAC systems. The Property is approximately 85% leased to 8 tenants, including the United States General Services Administration (“GSA”), National Railroad Passenger Corporation (“Amtrak”), Akzo Nobel, Inc., GE Employers Reinsurance Corporation (“GE”) and North American Company for Life and Health Insurance (“North American”). No leases expire during the next twelve-months. The U.S. Department of the Treasury occupies approximately 21% of the Property under leases with the GSA expiring in 2012 and 2013. North American occupies approximately 19% of the Property with a lease expiring in 2012 and GE occupies approximately 13% of the Property with a lease expiring in 2012. The remaining leases expire through 2013.

No significant repairs or improvements to the Property are anticipated over the next few years. A Phase I environmental assessment completed in connection with the purchase of the Property found no hazardous conditions. For federal income tax purposes, the Property’s estimated depreciable basis is approximately $115,691,800, subject to subsequent review. Depreciation expense for tax purposes is calculated using the straight-line method. Buildings and improvements are depreciated over their estimated useful lives ranging primarily from 39 to 15 years, respectively.

Triple Net Properties Realty, Inc. has been retained to manage the Property for a property management fee equal to 3% of the gross income of the Property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 5. OTHER EVENTS.

Proposed Acquisition – Gateway Mall – Bismarck, North Dakota

On October 28, 2002, Triple Net Properties, LLC, the Company’s advisor, entered into a contract on behalf of the Company with an unaffiliated third party for the acquisition of the Gateway Mall, a multi-tenant regional mall of approximately 333,210 square feet on a 45-acre site located in Bismarck, North Dakota (the “Property”). The Property is approximately 76% leased and is anchored by Sears Roebuck and Company which occupies approximately 27% of the mall. Other major tenants include Osco Drugs, St. Alexius Medical Center and Carmike Cinemas. The purchase price for the Property is approximately $9,000,000. When the acquisition is completed, the seller will pay Triple Net Properties Realty, Inc. a commission of $180,000 or approximately 2.0% of the purchase price at settlement for arranging the purchase. Closing of this acquisition is anticipated during the first quarter of 2003. The Company has a deposit of $100,000 related to this potential acquisition. Under certain circumstances, such deposit may be nonrefundable. While the Company expects to acquire the Property, no assurance can be provided that the Company will be able to complete the acquisition.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.14
Purchase Agreement dated October 10, 2002 by and between Congress Center, LLC and Triple Net Properties, LLC, as assigned to NNN Congress Center, LLC, GREIT – Congress Center, LLC and WREIT – Congress Center, LLC.

10.15	Operating Agreement of NNN Congress Center Member, LLC dated January 1, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.

Date: January 24, 2003	By:	/s/ Anthony W. Thompson
Anthony W. Thompson President and Chief Executive Officer

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